Notice:  This Contract Is Subject To Arbitration Pursuant To The South Carolina Uniform Arbitration Act
First Amendment To Noncompetition, Severance And
Employment Agreement Between The South Financial Group, Inc.
(F/K/A Carolina First Corporation) And Andrew B. Cheney
     This First Amendment to the Noncompetition, Severance and Employment Agreement (“Amendment”) is made and entered into this 7th day of December, 2005, by and between Andrew B. Cheney, an individual, (“Executive”) and The South Financial Group, Inc. (f/k/a Carolina First Corporation), a South Carolina corporation financial institution holding company headquartered in Greenville, South Carolina (“Company”). As used herein, “Company” shall include the Company and any of its subsidiaries where the context so applies.
WITNESSETH
     WHEREAS, the Executive and Company entered into an Employment Agreement dated March 31, 2000, which was effective February 15, 2000 (“Agreement”); and
     WHEREAS, the Executive and Company desire to amend the Agreement as provided herein.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
          1. Effective October 19, 2005, Executive will cease to be President of Mercantile Bank and will become Chairman of the Board of Mercantile Bank but will remain a Senior Executive and employee of Mercantile Bank through the earlier of December 31, 2007 or Executive’s actual date of termination of employment.
          2. Section 4, “Term” is hereby amended by adding the following: Notwithstanding the above, the Term of this Agreement shall end on December 31, 2007.
          3. Section 6.1, Annual Salary,” shall be amended by adding the following: The Executive’s base salary shall be an annual amount equal to $287,500 through December 31, 2007.
          4. Section 6.2, “Annual Incentive Bonus,” shall be amended by adding the following: Executive shall receive a bonus for the 2005 calendar year based on the accrual rate under the Management Performance Incentive Plan commensurate with other Mercantile Bank executive employees and the performance goals achieved for 2005. Executive’s Annual Incentive Bonus, if any, for 2006 and 2007 will be based upon performance goals and objectives mutually agreed upon by Executive and the Company’s Chief Executive Officer.
          5. Section 6.4, “Stock Options and Restricted Stock,” is amended by adding the following: Notwithstanding the above, Executive will continue to vest in any Stock Options or Restricted Stock grants currently outstanding up through December 31, 2007. With respect to the Stock Options, Executive must exercise these options within the period of time specified below following the Executive’s termination of employment:

			Exercise Period
Grant Date	Vested Options	Option Price	Following Termination
1/26/2000	20,000	$15.59	90 days
8/16/2000	5,000	$13.16	90 days
8/15/2001	3,125	$18.73	90 days
1/2/2002	5,879	$18.00	1 year
1/2/2003	6,624	$21.42	1 year
1/16/2004	1,821	$28.30	1 year

          6. A new Section 6.4(A), “Supplemental Executive Retirement Agreement,” shall be added as follows: Executive will continue to participate in The South Financial Group Supplemental Executive Retirement Agreement between The South Financial Group, Inc. and Andrew B. Cheney dated July 15, 2003 (“Supplemental Executive Retirement Agreement”) up through the later of December 31, 2007 or Executive’s actual date of termination of employment. Moreover, Executive will become eligible for early retirement benefits under the Supplemental Executive Retirement Agreement on January 17, 2007.
          7. The Agreement, as modified by this Amendment, shall remain in full force and effect for the remainder of the Term.
          IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.
EXECUTIVE:
/s/ Andrew B. Cheney
Andrew B. Cheney
THE SOUTH FINANCIAL GROUP, INC.
By: /s/ Mary A. Jeffrey
Title: Executive Vice President

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